                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   Exhibit 10.24

          AGREEMENT dated as of the 22nd day of July, 1993 by and between NITINOL MEDICAL TECHNOLOGIES, INC., (hereinafter called "Employer") and STEPHEN
J. KLESHINSKI (hereinafter called "Executive").

                                   WITNESSETH
                                   ----------

          WHEREAS, Employer has developed and is developing medical devices, including devices made of the shape memory metal alloy, nitinol, the first of which is a patented vena cave filter;

          WHEREAS, Executive has been employed by Employer as director of research and development and quality control and assurance, and Employer and Executive desire to enter into an agreement to continue such employment;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

          1.   Employment. Employer hereby agrees to employ Executive, and
               ----------
Executive agrees to serve for the term of this Agreement on the terms and conditions hereinafter set forth.

          2.   Term. This Agreement shall be for a term of five (5) years
               ----
commencing June 1, 1993 and ending May 31, 1998. At the end of such term, or any additional term, this Agreement shall automatically renew for an additional term of one year on the same basis as that in effect at the end of any such term, unless one party shall notify the other in writing, not later than three months prior to the end of any term, that such party wishes to terminate employment at the end of the then current term.

          3.   Extent of Services; Duties. Executive will devote his full time
               --------------------------
and efforts to the business and affairs of the Employer and shall not, during the term of this Agreement, be engaged in any other business activity. Executive will work in the areas of research and development and quality control and assurance, and will use his best efforts to promote the interests of Employer. Executive will hold the office of Vice President, reporting to the Director of Science and the President and such other person as directed by the President and the Board of Directors of the Employer. Notwithstanding the foregoing, the Executive shall not be precluded from devoting such time to his personal financial affairs as shall not interfere with his duties hereunder, and shall be entitled to holidays in accordance with the practice of Employer.

          4.  Compensation. Employer will compensate Executive for all services
              ------------
rendered hereunder at a salary of $80,000 per annum from June 1, 1993 through May 31, 1994; $87,000 per annum from June 1, 1994 through May 31, 1995; $94,000 per annum from June 1, 1995 through May 31, 1996; $100,000 per annum from June 1, 1996 through May 31, 1997 and $105,000 per annum from June 1, 1997 through May 31, 1998.

          5.   Career Incentive Bonus Plan. Executive was previously granted
               ---------------------------
30,000 Units under the Career Incentive Bonus Plan. Employer agrees to grant an additional 120,000 Units under the Plan to Executive, effective as of July 1, 1993 in accordance with the terms of the plan. All Units shall convert to common stock of the Company as provided in the Plan, and when as and if the Company ceases to be an S corporation.

          6.   Expenses. Employer shall reimburse Executive against appropriate
               --------
vouchers for authorized business expenses reasonably incurred by him in the performance of his duties pursuant to the terms of this Agreement.

          7.   Secrecy Inventions.
               ------------------

          (a) Executive agrees that he shall not, during or after the termination of this Agreement, for any reason whatsoever, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any confidential information, including but not limited to, inventions, processes, trade secrets, practices, methods, products or any confidential or secret aspect of the business of the Employer without the prior written consent of the Employer. This provision shall not apply to any confidential information which, through no breach of this agreement by Executive, becomes generally known in the medical device industry.

          (b) Executive agrees to communicate and make known to the Employer in a preservable manner all significant knowledge acquired by him during the term of this Agreement, including laboratory notes and logs relating to any methods, developments, and/or improvements, or know-how which concern, or could concern the present or future business of the Employer.

          (c) Executive agrees to assign to Employer any invention, idea, discovery or improvement conceived of, developed or perfected, solely or jointly, by Executive during the term of this Agreement or Executive's prior Agreement with Employer relating to medical devices or to the making, fabrication, training or use of nitinol, and to execute all documents and do all further acts which may be necessary or appropriate to perfect such assignment and at the request of Employer to cause a patent application to be made and a patent to issue and/or to defend a patent

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

                                                CONFIDENTIAL TREATMENT REQUESTED

     application or a patent on any such invention, in the United States and any other country, provided that all expenses in connection herewith shall be paid by Employer.

          8. During the term of this Agreement and any renewal thereof, Employer shall pay Executive a XXXXX royalty on the gross revenues resulting from the sale of any product made and or sold in a jurisdiction where the Employer has a patent, filed subsequent to the date of this agreement, on an invention of Executive. Net Sales shall be the amount actually collected and shall not include transportation charges. Royalties shall be paid to Executive quarterly within 75 days after the end of each calendar quarter and Executive shall have the right within one year after receipt of statement to have a public accountant, during normal business hours, audit Employer's books to verify the accuracy of the royalty payments due pursuant to this Section 8.

          9.   Restrictive Covenant.
               --------------------

          (a) Executive agrees that during the term hereof and for a period of 18 months next succeeding the termination of his employment with Employer for any reason whatsoever, he will not directly or indirectly engage in any business activity in competition with the business then being conducted or actively contemplated by Employer, whether for Executive's own account or as executive, partner, officer, director, consultant or holder of more than 5% equity interest in any other entity or person. Executive further agrees that during said 18 month period he will not hire, offer to hire, entice away or try to persuade any executive, employee, supplier or agent of Employer to discontinue the relationship with the Employer, or assist any member of his immediate family, any business associate or other person, for consideration or otherwise, to do any of the aforesaid prohibited things. During the course of said 18 month period, Executive shall advise Employer, in writing, if he has received and wishes to accept any offer of employment from such a competitor. Such writing shall be sufficiently detailed regarding the nature and scope of the position and compensation offered. The Employer shall then have thirty (30) days following the receipt of said written notification to advise Executive of its election:

               (i) To waive the provision of this Section 8, only in which case Executive shall be free to accept such employment subject to all the other terms and conditions set forth herein; or

               (ii) To insist upon full compliance with the provisions of this Paragraph 9, in which case Employer shall compensate Executive at the base salary rate actually offered by its competitor for the duration of

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

          the aforesaid 18 month period or until Executive shall be employed elsewhere.

          (b) If Executive shall breach any of this Section 9, all Career Incentive Bonus Plan benefits, whether vested or unvested, shall lapse until final resolution of any claims by Employer for money damages, and Employer, in addition to any money damages, shall be entitled to an injunction to be issued by a court of competent jurisdiction enjoining, restraining or restricting Executive from such breach or violation.

          10. Miscellaneous.
              -------------

          (a) Neither this Agreement nor its execution and delivery has been induced by any representation, stipulation, warranty, agreement or understanding of any kind other than those specifically set forth herein. This Agreement constitutes the whole agreement between the parties hereto and there are no terms other than those contained herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto. No waiver by either party of any breach of any provision or condition of this Agreement shall be deemed a waiver of a breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time or of the provision or condition itself.

          (b) Each provision of this Agreement is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder hereof. If any of the provisions of this Agreement should be determined to be unenforceable by reason of being unreasonable in duration or in area, then such provision is intended to and shall extend only for such period of time and in such area as is determined to be reasonable and enforceable.

          (c) This Agreement supersedes and replaces the Agreement between the parties dated June 1, 1991.

          (d) All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time mailed enclosed in a certified postage-paid envelope, return receipt requested, addressed to the addresses of the respective parties stated below or to such changed addresses as such parties may have fixed by a notice, and simultaneously by facsimile telephone to the Fax phone number provided by the parties; provided, however, that any notice

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

     of any change of address or change of Fax number shall be effective only upon receipt.

     If to the Employer:

     c/o C. Leonard Gordon
     461 Fifth Ave. 23rd Floor
     New York, NY 10017-6234
     Fax (212) 684-3043

     cc:       Jack Reinstein
               7779 Willow Glen Road
               Los Angeles, CA 90046-1610

     If to the Executive:

     599 Country Way
     Scituate, MA 02066

          (e) This agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns, and upon the Executive, his heirs, executors, administrators and legal representatives.

          (f) Captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          (g) The terms and provisions of this Agreement and any dispute or controversy arising hereunder shall be governed by the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of laws thereof. Any dispute or controversy arising out of this Agreement shall be submitted to binding arbitration to be held in the City of New York in accordance with the rules of the American Arbitration Association then in effect.

          (h) This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

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

          IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.

                              NITINOL MEDICAL TECHNOLOGIES, INC.



                              By  /s/ C. Leonard Gordon
                                --------------------------------
                                C. Leonard Gordon
                                Chief Executive Officer



                                  /s/ Stephen Kleshinski
                              ----------------------------------
                              Stephen J. Kleshinski

                                                CONFIDENTIAL TREATMENT REQUESTED

                             SUPPLEMENTAL AGREEMENT

     This Supplemental Agreement by and between NITINOL MEDICAL TECHNOLOGIES, INC., (hereinafter referred to as "EMPLOYER") and STEPHEN J. KLESHINSKI (hereinafter referred to as "EXECUTIVE") is effective as of the First day of June, 1994.

     WHEREAS, EMPLOYER has entered into a License Development Agreement by and between Boston Scientific Corporation and EMPLOYER dated as of the 1st day of November, 1994 (The "License Agreement").

     1. EMPLOYER and EXECUTIVE are parties to a prior Agreement dated as of the 22nd day of July, 1993 (the "Prior Agreement"), a copy of which is attached hereto. The purpose of this Supplemental agreement is to amend the provisions of paragraph 8 of the Prior Agreement; but the Prior Agreement shall otherwise remain in full force and effect.

     2. Paragraph 8 of the Prior Agreement is hereby amended to read as follows:

          8.  (a)    During the term of this Agreement and any renewal thereof,
     EMPLOYER shall pay EXECUTIVE a royalty with respect to any product (other than a product including a Stent, as that term is defined in Section 1.20 of the License Agreement, or a Vena Cava filter product) made, used or sold by EMPLOYER or any licensee of EMPLOYER in any jurisdiction EMPLOYER has an Executive Patent (as defined below) the claims of which cover such manufacture, use or sale. With respect to any such product sold by EMPLOYER, the royalty shall be XXXXX of EMPLOYER's Net Sales (defined substantially as EMPLOYER'S gross sales adjusted as provided in the definition of Net Sales in Section 1.14 of the License Agreement, with such modifications as are appropriate to the circumstances) of such products; with respect to any such products sold (or to be sold) by a third party from which EMPLOYER directly or indirectly receives any payment with respect to any Executive Patent, the royalty shall be XXXXX of such payments. In the case of an Executive Patent in which EXECUTIVE is not the sole inventor, the royalty shall be apportioned (e.g., if the product is covered by only one Executive Patent as to which there are two inventors, EXECUTIVE shall receive a royalty equal to one-half the royalty which he would have received if he had been the sole inventor). Notwithstanding the foregoing no royalty shall be paid to EXECUTIVE with respect to any such product if EMPLOYER establishes that no invention which is the subject of any Executive Patent contributed to the value of such product.

               (b) EMPLOYER shall pay EXECUTIVE an amount equal to XXXXX of all licensing fees actually collected by EMPLOYER in conjunction with the sale or licensing of Stents or Products (as such terms are defined in Section
     1.18 and 1.20 of the License Agreement). With respect to each Stent Product, such amount shall be due and payable for a period of ten (10) years following the first commercial sale of such product in any jurisdiction. In the event that EMPLOYER collects any monies from a third party as designated as an advance against future license fees, such monies shall be considered to have been collected when fully vested in EMPLOYER.

                                                CONFIDENTIAL TREATMENT REQUESTED

               (c) The payments to EXECUTIVE provided in subparagraphs (a) and
     (b) above shall if such be reduced by XXXXX from and after the time when EXECUTIVE's employment with EMPLOYER is terminated by EXECUTIVE voluntarily (but not by reason of death, sickness or other disability) or by EMPLOYER with due cause, but otherwise shall not be reduced, provided, however, that
                                                         -----------------
     if termination under such circumstances shall occur within three years of the date of this Agreement said payment shall terminate.

               (d) The payments to EXECUTIVE provided in subparagraphs (a) and
     (b) above shall be made as promptly as practicable, but in any event within 75 days at the end of each calendar quarter with respect to payments received by the EMPLOYER during such calendar quarter; if no payments are due with respect to any calendar quarter, EMPLOYER shall provide EXECUTIVE a statement to such effect within the 75 day period. EMPLOYER shall keep complete and accurate books and records from which the amounts of such payments may be ascertained, and within one year after receipt of any payment or statement. EXECUTIVE, or a representative of EXECUTIVE, shall have the right to examine such books and records during business hours once in each calendar year to verify the accuracy of such payment or statement.

               (e) EMPLOYER's obligations under this Paragraph 8 may be assigned only in connection with the sale or other transfer of all or substantially all of EMPLOYER's business to which the subject matter of this paragraph relates, and then only if the assignee agrees to be bound thereby in a writing delivered to EXECUTIVE in advance of such transfer.

               (f)  As used in this Paragraph 8,

               "Executive Patent" means any patent issued, and any patent application filed, after the effective date of the Prior Agreement in which EXECUTIVE is a sole or joint inventor.

               "Stent" shall have the same meaning as nitinol Stent in the Agreement with Boston Scientific Corporation.

NITINOL MEDICAL TECHNOLOGIES, INC.     STEPHEN J.  KLESHINSKI



By:  /s/ C. Leonard Gordon               By:  /s/ Stephen J. Kleshinski
    --------------------------------         --------------------------------
          C.  Leonard Gordon
          Chief Executive Officer


Date:  January 12, 1995                  Date:  January 22, 1995
      ------------------------------           ------------------------------

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